UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2012

BULLION MONARCH MINING, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-54045	20-1885668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Main St., Suite 202
St. George, Utah 84770

(Address of Principal Executive Offices)

____________________

(801) 426-8111

(Registrant’s telephone number, including area code)

____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets

On August 17, 2012, at a special meeting of shareholders (the “Special Meeting”), the shareholders of Bullion Monarch Mining, Inc. (“Bullion”) approved that certain Agreement and Plan of Merger, dated as of February 7, 2012, by and among Eurasian Minerals Inc. (“Eurasian”), EMX (Utah) Corp., a direct, wholly owned subsidiary of Eurasian (“Merger Sub”), and Bullion (the “Merger Agreement”), after which Eurasian completed its acquisition of Bullion. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Bullion, with Bullion continuing as the surviving entity and as a wholly owned subsidiary of Eurasian (the “Merger”).

At the effective time of the Merger, which was 5:00 p.m. (Mountain time) on August 17, 2012 (the “Effective Time”), each outstanding share of Bullion common stock was converted into the right to receive $0.11 in cash, plus 0.45 of a validly issued, fully paid and non-assessable share of Eurasian common stock (the “Merger Consideration”).  In addition, each outstanding warrant to purchase shares of Bullion common stock (“Bullion Warrant”) was deemed to be exchanged for a substitute warrant that entitles its holder to acquire, in lieu of one share of Bullion’s common stock, the Merger Consideration, upon exercise in accordance with the terms of the original Bullion Warrant.  The value of the total Merger Consideration paid to Bullion shareholders is approximately $36.9 million.  Eurasian financed the transaction with cash on hand.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Bullion’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2012 and is incorporated herein by reference.

The Merger Agreement has been incorporated by reference herein to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Bullion, Eurasian, Merger Sub or any of their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by Bullion, on one hand, and by Eurasian and Merger Sub, on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters delivered in connection with the signing of the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between Bullion, on one hand, and Eurasian and Merger Sub, on the other hand.  Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about Bullion, Eurasian or Merger Sub at the time they were made or otherwise.  In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may not be fully reflected in the parties’ public disclosures.

Item 3.03

Material Modification to Rights of Security Holders

The disclosure under Item 2.01 hereto is incorporated herein by reference.

Item 5.01

Changes in Control of Registrant

At the Effective Time, on August 17, 2012, a change in control of Bullion occurred, and Bullion now is a wholly owned subsidiary of Eurasian. As a result of the foregoing change in control, Bullion intends to terminate its reporting obligations under the U.S. Securities Exchange Act of 1934, as amended, by filing a Form 15 with the SEC.  The disclosure under Item 2.01 hereto is incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, all of the officers (other than Philip Manning) and directors of Bullion as of immediately prior to the Effective Time resigned as officers and directors, as applicable, of Bullion effective as of the Effective Time.  Concurrently, David M. Cole, M. Stephen Enders and Christina Cepeliauskas became the directors of Bullion.  For more information about these individuals, please refer to the proxy statement/prospectus filed by Bullion with the SEC on July 31, 2012.  David M. Cole and Paul H. Zink were appointed as president and secretary, respectively, of Bullion.

Pursuant to the terms of the Merger Agreement, the board of directors of Eurasian (the “Eurasian Board”) appointed James A. Morris as a member of the Eurasian Board, effective as of Effective Time. Immediately prior to the Effective Time, Mr. Morris served as president and as a director of Bullion.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the articles of incorporation of Bullion were amended and restated in their entirety. The amended and restated articles of incorporation of Bullion are filed as Exhibit 3.1 and are incorporated herein by reference.

Item 5.07

Submission of Matters to a Vote of Security Holders

At the Special Meeting, the proposals described below were approved by Bullion’s shareholders. The proposals are described in detail in the definitive proxy statement/prospectus, filed by Bullion with the SEC on July 31, 2012.  At the Special Meeting, the holders of 27,728,554 shares of Bullion’s common stock, which represents approximately 70.45 percent of the shares of the Bullion’s common stock outstanding and entitled to vote as of the record date of June 22, 2012, were represented in person or by proxy. The voting results of the Special Meeting are set forth below.

Proposal 1 — Approval of Merger Agreement – Bullion’s shareholders approved the Merger Agreement. The voting results were 27,634,593 shares “FOR,” 91,611 shares “AGAINST,” and 2,350 abstentions.

Proposal 2 — Approval, on a non-binding advisory basis, of “golden parachute” compensation that may become payable to certain named executive officers in connection with the Merger – Bullion’s shareholders approved, on a non-binding advisory basis, the “golden parachute” compensation that may become payable to the named executive officers of Bullion in connection with the Merger. The voting results were 26,906,940 shares “FOR,” 688,636 shares “AGAINST,” and 132,978 abstentions.

Proposal 3 — Adjournment of Special Meeting to solicit additional proxies if there is an insufficient number of votes to approve the Merger Agreement — Bullion’s shareholders approved the proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there had been an insufficient number of votes at the time of such adjournment to approve the Merger Agreement. The voting results were 27,538,379 shares “FOR,” 175,525 shares “AGAINST,” and 14,650 abstentions.

Item 8.01

Other Events

In light of the completion of the Merger, Bullion’s annual meeting of shareholders will not be held.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of February 7, 2012, by and among Bullion Monarch Mining, Inc., Eurasian Minerals Inc. and EMX (Utah) Corp. (incorporated herein by reference to Exhibit 2.1 to Bullion’s Current Report on Form 8-K filed with the SEC on February 8, 2012)

3.1	Amended and Restated Articles of Incorporation of Bullion Monarch Mining, Inc.

Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 22, 2012

BULLION MONARCH MINING, INC.

By:

/s/ PHILIP MANNING

Name:  Philip Manning

Its:  Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of February 7, 2012, by and among Bullion Monarch Mining, Inc., Eurasian Minerals Inc. and EMX (Utah) Corp. (incorporated herein by reference to Exhibit 2.1 to Bullion’s Current Report on Form 8-K filed with the SEC on February 8, 2012)

3.1	Amended and Restated Articles of Incorporation of Bullion Monarch Mining, Inc.

Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Merger Agreement.